                             KEY EMPLOYEE AGREEMENT

To:  Anthony Fiorillo

     The undersigned, PALOMAR MEDICAL PRODUCTS INC., a Delaware corporation (the "Company" or "PMP"), with its principal place of business located at 66 Cherry Hill Drive, Beverly, MA 01915, hereby agrees with you as follows:

l. Position and Responsibilities.

     1.1 You shall serve as PRESIDENT AND CHIEF EXECUTIVE OFFICER of the Company, or in such other executive capacity as shall be designated by the Board of Directors or Executive Committee of the Company.

     1.2 You will devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such executive duties as may be assigned to you by or on authority of the Company's Chief Executive Officer ("CEO"), President or Chairman of the Board from time to time. After receipt of notice of termination of your employment hereunder, you shall continue to be available to the Company on a part-time basis at reasonable and customary hourly rates to assist in any necessary transition, lawsuits, or other carry-over issues.

     1.3 You will duly, punctually, and faithfully perform and observe any and all rules and regulations that the Company may now or shall hereafter reasonably establish governing your conduct as an employee and the conduct of its business.

2. Term of Employment

     2.1 The initial term of this Agreement shall be for the period of years set forth on Exhibit A annexed hereto commencing with the date hereof. Thereafter, this Agreement shall be automatically renewed for successive periods of one (1) year, unless you or the Company shall give the other party not less than two (2) months prior written notice of non-renewal. During the initial term of this Agreement, your employment with the Company may be terminated as provided in Sections 2.2 or 2.3.


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                                      310


     2.2 The Company shall have the right to terminate your employment at any time under this Agreement prior to the stated term in any of the following ways:

          (a) on ten (10) days prior written notice to you upon your disability (disability shall be defined as your inability to perform with or without reasonable accommodation all of your essential duties under this Agreement) (if any question shall arise as to whether during any period you are disabled, so as to be unable to perform all of your essential duties hereunder, you may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom you or your duly appointed guardian, if any, have no reasonable objections to determine whether you are so disabled, and such determination shall for the purposes of this Agreement be conclusive of the issue; if such question shall arise and you shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on you);

          (b) immediately without prior notice to you upon your death; if your employment is terminated because of your death, pursuant to subsection 2.2
     (a), all obligations of the Company hereunder cease, except with respect to amounts and obligations accrued to you, through 30 days from the date during which your death has occurred;

          (c) immediately without prior notice to you by the Company for Cause, as hereinafter defined;

          (d) immediately without prior notice to you or Cause, in the event of the liquidation or reorganization of the Company under the federal Bankruptcy Act or any state insolvency or bankruptcy law;

          (e) at any time without prior notice to you or Cause, provided that during the initial term of this Agreement the Company shall be obligated to pay to you upon notice of termination, as severance pay, Two Hundred Thousand Dollars ($200,000) in a lump sum payment in addition to all earned incentive compensation in accordance with Exhibit A attached, less applicable taxes and other required withholdings and any amounts you may owe to the Company and continuation of all benefits and insurance payments to the extent permitted by the Company's plans or policies for one year. If your employment is terminated without Cause at anytime after the initial term, the Company shall be obligated to pay a lump sum amount equal to One Hundred Thousand Dollars ($100,000) in addition to all earned incentive compensation in accordance with Exhibit A attached, less applicable taxes and other required withholdings and any amount you may owe to the Company and continuation of all benefits and insurance payments by the Company to the extent permitted by the Company's plans or policies for six months. If, however, a change in control of the Company should occur causing termination of your employment without Cause at any time during the term of this Agreement, then you shall be entitled to receive as severance pay Two Hundred Thousand Dollars ($200,000) in a lump sum payment in addition to all earned incentive compensation in accordance with Exhibit A attached. For purposes of this Agreement "change in control" shall be deemed to be the sale of all or substantially all of the assets of the Company or the merger of the Company with another entity where the other entity survives the merger.


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                                      311


     2.3 During the initial term of this Agreement, you shall have the right to terminate your employment hereunder for any reason, upon not less than ninety
(90) days' prior written notice to the Company.

     2.4 "Cause" for the purpose of Section 2 of this Agreement shall mean: (i) the falseness or material inaccuracy of any of your warranties or representations herein; (ii) your failure, refusal or inability satisfactorily to perform the services required of you hereby, or to comply with reasonable explicit directives of the President, Board of Directors or Executive Committee with respect to the services to be rendered hereunder; (iii) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates or other misappropriation of the Company's assets or funds; (iv) your conviction of a criminal felony offense; (v) any material breach of the terms hereof; provided however, that the Company provides you with 20 days written notice specifying the breach relied on for such termination, and only if such breach has not been cured within such 20-day period; (vi) habitual use of drugs; or (vii) conduct by you that is materially harmful to the business interest or reputation of the Company or any of its affiliates.

     Any dispute, controversy, or claim arising out of, in connection with, or in relation to this definition of "Cause" shall be settled by arbitration as provided in Section 9 hereof. The cost of arbitration, exclusive of the cost of each party's legal representation (which, except as hereinafter otherwise provided, shall be borne by the party incurring the expense), shall be borne by the instigating party; provided, however, that the arbitrators' award may require either party to reimburse the other for the reasonable cost of legal representation in the arbitration proceedings.

3. Compensation

     You shall receive the compensation and benefits set forth on Exhibit A attached hereto ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto as Exhibit C between you and the Company (the "Proprietary Information and Inventions Agreement").

4. Other Activities During Employment

     4.1 Except for any outside employment and directorships currently held by you as listed on Exhibit B attached hereto, and except with the prior written consent of a disinterested majority of the Company's Board of Directors, which consent will not be unreasonably withheld, you will not, during the term of this Agreement, undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor.

     4.2 You hereby agree that, except as disclosed on Exhibit B attached hereto, during your employment hereunder, you will not, directly or indirectly, engage (i) individually, (ii) as an officer, (iii) as a director, (iv) as an employee, (v) as a consultant, (vi) as an advisor, (vii) as an agent (whether a salesperson or otherwise), (viii) as a broker, or (ix) as a partner, covenanter, stockholder or other proprietor owning directly or indirectly more than five percent (5) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged


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                                      312


in the planning, research, development, production, manufacture, marketing, sales, or distribution of products, equipment, or services similar to those produced by the Company, (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit B attached hereto, you hereby represent that you are not engaged in any of the foregoing capacities
(i) through (ix) in any Prohibited Enterprise.

5. Former Employers

     5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting, confidentiality, non-competition or other agreement or relationship, whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 5.2.

     5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own all information which is common knowledge in the industry or otherwise legally in the public domain.

6. Proprietary Information and Inventions

     You agree to execute, deliver and be bound by the provisions of the Proprietary Information and Inventions Agreement attached hereto as Exhibit C.

7. Post-Employment Activities

     7.1 For a period of one (1) year after the termination or expiration of your employment, for cause or if you terminated the employment with the Company hereunder (the "Non-Competition Period"), absent the Board of Directors' prior written approval, you will not directly or indirectly engage in activities similar to those described in Section 4.2, nor render services similar or reasonably related to those which you shall have rendered hereunder to, any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly compete with) the Company ("Direct Competitor") in the same or similar business. Nor shall you (i) entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 7, or (ii) directly or indirectly solicit or accept business or orders from customers of the Company (including end users whom the Company's products or services are sold through distributors, licensees and the like) for any business which is similar to or competitive with the business of the Company as then being conducted. As used in this Agreement, the term "any line of business engaged in or under demonstrable development by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation.

     7.2 During the Non-Competition Period, the provisions of Section 4.2 shall be applicable to you and you shall comply therewith.

     7.3 Until the conclusion of the Non-Competition Period, you shall give notice to Company of each new business activity you plan to undertake, at least fourteen (14) days prior to beginning any such activity. Such notice shall state the name and address of the person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such persons. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations hereunder.

     7.4 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consultation) so long as you do not thereby violate any term of this Agreement or the Proprietary Information and Inventions Agreement.

     7.5 You and the Company are of the belief that the period of time, the area specified and the nature and scope of the restrictions in Section 7.1 are reasonable in view of the nature of the business in which the Company is engaged and proposes to engage, the state of its business development and your knowledge of this business. However, if such period, such area or the nature and scope of the restrictions should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months, such area shall be reduced by elimination of such portion of such area, or such nature and scope of the restrictions shall be modified, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.

     7.6 You agree and covenant that you will not, unless acting with the Company's express written consent, directly or indirectly, during the Non-Competition Period, solicit, entice away or interfere with the Company's contractual relationships with any customer, client, officer or employee of the Company.

     7.7 You recognize and agree that the injury that the Company will suffer in the event of your breach of any covenant or agreement contained in this Section 7 cannot be compensated by monetary damages alone, and you therefore agree that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Agreement or otherwise, shall have the right to obtain an injunction against you, enjoining any such breach, and that you shall reimburse the Company for its costs and attorneys' fees of such action.

8. Survival of Terms and Remedies

     Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 7, 8, 9, and 11 of this Agreement (as modified by Section 4, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Sections 4 or 7 hereof would be inadequate and you therefore agree that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach. Should you engage in any activities prohibited by this Agreement, you agree to pay over to the Company all compensation, remuneration or monies or property of any sort received in connection with such activities; such payment shall not impair any other rights or remedies of the Company or your obligations or liabilities which you and the Company may have under this Agreement or applicable law.

9. Arbitration

     Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Boston, Massachusetts, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association; provided, however, that claims or disputes involving the (i) unauthorized use or disclosure of Confidential Information (as defined in Exhibit C), or (ii) the breach or alleged breach by you of any obligations set forth in Section 7, shall be settled by either a Federal or state court sitting in Massachusetts and shall not be decided by arbitration pursuant to this Section, unless you and the company expressly agree otherwise in writing. Judgment upon any arbitration award may be entered in the highest court, state or federal, having jurisdiction. Except as otherwise provided in Section 2.4, the cost of such arbitration shall be borne equally between the parties thereto unless otherwise determined by such arbitrator; each party shall separately pay its or his own counsel fees and other costs in connection with the arbitration.

10. Assignment

     This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto.

11. Interpretation

     IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.


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                                      315


12. Notices

     Any notice which the Company is required to or may desire to give you shall be given by registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, addressed to the Chairman of the Board of the Company at its principal office, or at such other office as the Company may from time to time designate in writing, with a copy to the General Counsel of Palomar Medical Technologies, Inc. at its principal office.

13. Waivers

     Failure by the Company to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14. Complete Agreement; Amendments

     The foregoing, including Exhibits A, B and C attached hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. This Agreement may be amended or modified or certain provisions waived only by a written instrument signed and agreed to by the parties hereto, upon authorization of the Company's Board of Directors.

15. Headings

     The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

16. Counterparts

     This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

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                                      316


17. Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of conflict of laws.

18. Effective Date

     The effective Date of this Agreement is .

     If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon both Agreements shall become binding in accordance with their terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith.)


                                              Very truly yours,

                                              PALOMAR MEDICAL PRODUCTS INC.




                                            By:        /s/
                                                -----------------------------
                                                Steven Georgiev
                                                Chairman of the Board
                                                Duly Authorized

Accepted and Agreed:




--------------------------
Anthony Fiorillo


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                                      317




                                                                      EXHIBIT A


                   EMPLOYMENT TERM, COMPENSATION AND BENEFITS


                                       OF

                                Anthony Fiorillo
                      President and Chief Executive Officer


1. Term

     The term of the Agreement to which this Exhibit A is annexed and incorporated shall be for three (3) years from the effective date of this Agreement, unless renewed in accordance with Section 2.1 of the Agreement or terminated prior thereto in accordance with Section 2.2 or 2.3 of the Agreement.

2. Compensation

     (a) Base  Salary.  Your Base Salary  shall be Two Hundred and  Seventy-five
     Thousand Dollars ($275,000) per annum, to be paid in accordance with the Company's payroll policies, and if the Agreement is renewed in accordance with Section 2.1, to be subject to increases thereafter as determined by the Company's Board of Directors or Executive Committee.

     (b) Performance Compensation. You will be eligible for a bonus at the end of each fiscal year that is up to 50% of your Base Salary.

          You will receive an incentive payment of $500,000, to be paid either in stock of Palomar Medical Technologies, Inc. ("Palomar") (to be determined on the basis of the stock's then current market value) or cash, at Palomar's sole discretion, if the Company achieves a 12% operating income and One Hundred Million Dollars ($100,000,000) in annual revenue during the initial term of the Agreement, as long as you are continuously employed by the Company during the initial term of the Agreement.

          You will receive an incentive stock payment of $1,000,000 worth of Palomar stock (to be determined on the basis of the stock's then current market value) if the Company achieves a 20% operating income and Two Hundred Million Dollars ($200,000,000) in annual revenue during the first five years from the date of this Agreement, as long as you are continuously employed by the Company during that five year period.

     (c) You will receive a five year warrant for 300,000 shares of Palomar stock at its current market value; 60,000 of the 300,000 shares will vest every six months from the date of this Agreement. If your employment is terminated pursuant to Section 2.1 or 2.2(d) of the Agreement, any vested shares must be exercised within three months of the date of such

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                                      318


     termination; if your employment is terminated for any other reason, any vested shares must be exercised within six months of the date of such termination.

3. Vacation

     You shall be paid for and entitled to all legal holidays, and three (3) weeks paid vacation per annum. You shall arrange for vacations in advance at such time or times as shall be mutually agreeable to you and the Company. Any vacation time not used in any particular year may be carried forward into the subsequent year. You may not receive pay in lieu of vacation.

4. Insurance and Benefits

     You shall be eligible for participation in any health or other group insurance plan which may be established by the Company or which the Company is required to maintain by law. You shall also be entitled to participate in any employee benefit program which the Company may establish for its key employees or for its employees generally, including, but in no way limited to, bonuses and stock purchase or option plans. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by you. The Company shall provide comprehensive health insurance for you and your dependents. Should your employment be terminated for any reason, the Company will use its best efforts to allow you to assume these policies.

5. Expenses

     The Company shall reimburse you promptly for all reasonable and ordinary business and out-of-pocket expenses incurred by you in connection with the Company's business and in the scope of your employment hereunder, as approved by the Company, including, without limitation, reasonable and necessary relocation, travel, lodging, temporary housing, entertainment and meal expenses incurred by you during the term of this Agreement, provided the expenses are incurred in furtherance of the Company's business and at the request of the Company. You agree to keep and maintain records of the aforesaid expenses as may be requested by the Company and to account to the Company for the expenses prior to reimbursement.

     If you relocate in furtherance of the Company's business and at the request of the Company, the Company will guaranty that you receive the market value of your current principle residence ("Residence") upon your sale of the Residence, by obligating itself to pay any difference between the sale price of the Residence and its market value, as long as you in good faith endeavor to obtain the highest sale price for the Residence within a reasonable period of time from when the Residence is put on the market.

     The Company shall lease a vehicle for you for the initial term of this Agreement.

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                                      319


                                                                       EXHIBIT B









                      OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS



                                       OF


                                Anthony Fiorillo



     Two year consulting agreement (11/1/96 - 11/1/98) with American Dental Technologies.

     Member of Board of Directors of Labconco, Inc.

     Member of Board of Directors of Solid State Farm, Inc.

     Member of Board of Directors of Dial, Inc.

                                                                       EXHIBIT C




                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT




                                      As of
                                           ----------------------

To:  Anthony Fiorillo


     The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by your parent company or companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

1. All Business to be the Property of the Company

     I agree that any and all presently existing business of the Company and all business developed by me or any other employee of the Company including without limitation all contracts, fees, commissions, compensation, records, customer or client lists, agreements and any other incident of any business developed, earned or carried on by me for the Company is and shall be the exclusive property of the Company, and (where applicable) shall be payable directly to the Company.

2. Confidentiality

     I recognize that my relationship with the Company is one of high trust and confidence by reason of my access to and contact with the trade secrets and confidential and proprietary information of the Company. I agree to keep confidential, except to the extent authorized by the Company in writing for its benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets and confidential information, knowledge, data or other information of the Company which is either not generally known outside the Company or is proprietary and confidential information of the Company or any of its customers or suppliers relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer, employee and supplier lists, business plans, budgets, costs, markets, marketing plans and strategies, pricing strategies, operations or other subject matter pertaining to any existing or contemplated business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, whether I have such information in my memory or embodied in writing or other tangible form, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets and confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

3. Return of Confidential Material

     In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all of the tangible forms of Confidential Information listed in Section 2, all records, information, materials, equipment, drawings, computer disks, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

4. Assignment of Inventions

     4.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions (without any separate remuneration or compensation other than that received from time to time in the course of my employment).

     4.2 For purposes of this Agreement, "Inventions" shall mean all research information, inventions, technical innovations, writings, tabulations, procedures, developments, know-how, plans, programs, trade secrets, discoveries, processes, designs, methods, techniques, technology, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

     4.3 Any discovery, process, design, method, technique, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me whether solely or jointly with others which I develop entirely on my own time not using any of the Company' equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me for or on behalf of the Company.

5. Disclosure of Inventions

     I agree that in connection with any Invention, I will promptly disclose such Invention to the President, Board of Directors and the Executive Committee of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

6. Patents and Copyrights: Execution of Documents

     6.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patent and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

     6.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

7. Maintenance of Records

     It is understood that all Personal Inventions if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

8. Other Obligations

     I acknowledge that the Company from time to time may have agreements with other persons, companies, entities, the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

9. Injunctive Relief

     You recognize and agree that the injury that the Company will suffer in the event of your breach of any covenant or agreement contained in this Proprietary Information and Confidentiality Agreement cannot be compensated by monetary damages alone, and you therefore agree that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Proprietary Information and Confidentiality Agreement or otherwise, shall have the right to obtain an injunction against you, enjoining any such breach, and that you shall reimburse the Company for its costs and attorneys' fees of such action.

10. Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate thereof to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

11. Interpretation

     IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

12. Waivers

     Failure by the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

13. Entire Agreement; Modification

     This Agreement constitutes the entire agreement between the parties and supersedes any prior oral or written communications, representations, understandings or agreements concerning the subject matter hereof with the Company or any officer or representative thereof. This Agreement does not constitute an employment agreement, and no changes in any compensation, title or duties or any other terms or conditions of my employment, including, without limitation, the termination of my employment, shall affect the provisions of this Agreement, except as stated herein. This Agreement may be amended, modified, or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

14. Headings

     The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

15. Counterparts

     This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

16. Governing Law

     This Agreement shall be deemed to be a sealed instrument and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its principles of conflict of laws.

17. Notices

     Any notice which the Company is required to or may desire to give you shall be given by registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, addressed to the Chairman of the Board of the Company at its principal office, or at such other office as the Company may from time to time designate in writing, with a copy to the General Counsel of Palomar Medical Technologies, Inc. at its principal office.

                                     EMPLOYEE


                                     --------------------------
                                     Anthony Fiorillo

                                                   Accepted and Agreed:

                                                   PALOMAR MEDICAL PRODUCTS INC.



                                                   By:-----------/s/------------
                                                          Steven Georgiev
                                                          Chairman of the Board
                                                          Duly Authorized

                                                                      SCHEDULE A










                            LIST OF PRIOR INVENTIONS



                                       OF


                                Anthony Fiorillo



                                      None